EXHIBIT  99.01

          AGREEMENT  OF  JOINT  FILING


         Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

         IN  WITNESS  WHEREOF,  the  undersigned  have  executed this Agreement.


Dated:  October  6,  1998

Pacific  Southwest  Bank                  Pacific  USA  Holdings  Corp.

By:    /s/  Bobby  Hashaway               By:     /s/  Bill  C. Bradley
   ------------------------                  ---------------------------------
            Bobby  Hashaway                            Bill  C.  Bradley
            Chief  Financial  Officer                  Chief  Executive  Officer


Pacific  Financial  Group,  Inc.          Pacific Electric Wire & Cable
Co.,  Ltd.

By:    /s/  Sun  Tao-tsun                 By:     /s/  Tung  Ching-yun
   ----------------------                    -------------------------------
            Sun  Tao-tsun                              Tung  Ching-yun
            Chief  Executive  Officer                  Vice  President


First  CF  Corp.                          Consumer  Finance  Holdings,  Inc.

By:    /s/  Bobby  Hashaway               By:     /s/  Bill  C.  Bradley
   ------------------------                  --------------------------------
            Bobby  Hashaway                            Bill  C.  Bradley
            President                                  Chief  Executive  Officer

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